Exhibit 99.1

Potbelly Corporation Reports Strong Results for First Fiscal Quarter 2023

22.2% same-store sales growth and AUVs of $23,881, driven mostly by traffic

30 new shop agreements year-to-date, signaling momentum in Franchise Growth Acceleration Initiative

Delivered on high-end of all guidance measures; provides second quarter and reiterates full year 2023 outlook

Chicago, IL. May 4, 2023 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for the first fiscal quarter ended March 26, 2023.

First Quarter 2023 Strategic Successes:

•Five-Pillar Strategy continued to drive success in traffic, same-store sales (SSS) and franchising momentum.

•Ongoing marketing momentum with compelling LTOs, digital-focused campaigns, and increased Perks Loyalty Program success.

•Focus on operations fundamentals yielded notable improvement in staffing, turnover, throughput, and customer satisfaction results.

•Accelerated progress towards long-term franchising goals with Shop Development Area Agreements (SDAAs) for 30 new shop commitments, refranchising of eight shops, and significant expansion of the pipeline of potential franchisees.

Key highlights for the quarter ended March 26, 2023, compared to March 27, 2022:

•Total revenues increased by 20% to $118.3 million compared to $98.2 million, with Average Unit Volumes (AUVs) of $23,881.

•Positive same-store sales for the eighth consecutive quarter, ending the first quarter at +22.2% driven by strength in traffic and digital marketing, as well as continued momentum in Central Business District (CBD) and airport shops.

•Operating loss of ($0.2) million compared to an operating loss of ($7.4) million last year.

•GAAP net loss attributable to Potbelly Corporation was ($1.3) million compared to a GAAP net loss of ($7.9) million. GAAP diluted loss per share was ($0.05) compared to a GAAP diluted loss per share of ($0.28).

•Adjusted net income1 attributable to Potbelly Corporation was $0.6 million compared to an adjusted net loss1 of ($4.4) million. Adjusted diluted EPS1 was $0.02 compared to an adjusted diluted EPS1 loss of ($0.16).

•EBITDA1 increased significantly to $2.4 million compared to EBITDA1 loss of ($4.3) million.

•Adjusted EBITDA1 significantly improved to $5.6 million compared to Adjusted EBITDA1 loss of ($2.3) million, the fourth-consecutive quarter of positive Adjusted EBITDA1, despite macroeconomic challenges.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “I am happy to report very strong first quarter results, which met or exceeded our preliminary expectations. Customer traffic was exceptional during the quarter, driven by the benefits of our digital marketing efforts, operations strength, continued recovery of our CBD locations, and favorable comparisons due to an Omicron-impacted Q1’22. We expanded shop level margins year-over-year by 700 basis points driven by our meaningful top-line growth in tandem with operational initiatives and disciplined cost controls. Successful digital campaigns during the quarter included National Pizza Day, Meatball Madness and Red Velvet Cookie, among others. We continued to enjoy impactful promotions, which have meaningfully contributed to our top-line performance. In addition, Perks Loyalty member acquisition and engagement continued to be robust and were a key component to further strengthening our digital channels. I am extremely excited about our business momentum and especially how the team has continued to deliver superb value to our customers. I look forward to ongoing execution against our proven Five-Pillar strategy as we progress towards our 2024 goals.”

Mr. Wright continued “We also made meaningful progress against our Franchise Growth Acceleration Initiative during the quarter, with 30 additional shop commitments in the New York City, Florida and North Carolina markets. Of note, we signed our first refranchising deal this quarter for eight units in New York City, marking an important milestone towards our goal of refranchising approximately 25% of our Company owned shops. The franchise pipeline is robust, and we remain confident that we will continue to accelerate progress towards our national franchising expansion targets. We continue to believe that franchising and refranchising is the best strategy to scale our craveable brand, and we remain eager to announce more deals as they are finalized.”

2023 Outlook

	Second Quarter 2023	Fiscal Year 2023[1]
AUVs	AUVs $25,250 to $25,750	Record AUVs
Same-store sales	10.0% to 12.0%	High single-digit to low double-digit growth
Shop-level margin	12.7% to 14.2%	Low teens
Adj. EBITDA	$6.0 million to $7.0 million	--
1Raised high-end of 2023 same store sales guidance in April

Steve Cirulis, Chief Financial Officer, concluded, “I am pleased with the business’ performance in the quarter. We expect momentum to continue in the second quarter with average unit volumes to range between $25,250 to $25,750, same-store sales of between 10.0% to 12.0%, shop-level margin of 12.7% to 14.2%, and adjusted EBITDA of between $6.0 million to $7.0 million. Additionally, we remain confident in our full-year outlook, which includes record AUVs, high single-digit to low double-digit same-store sales growth, and shop-level margins in the low teens. We look forward to executing against our Five-Pillar Strategy to advance Potbelly’s future growth.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-833-630-1088 in the U.S. & Canada, or 1-412-317-1817 internationally.

For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, May 4, 2023, through midnight May 11, 2023. To access the replay, please call 1-877-344-7529 (U.S.), 855-669-9658 (Canada), or 1-412-317-0088 (International) and enter confirmation code 9883218. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with approximately 426 shops in the United States including approximately 53 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income, franchise fee, and other fees collected from franchisees including advertising and rent.

•Company-operated comparable store sales or same-store traffic – represents the change in year-over-year sales or transactions for the comparable company-operated store base open for 15 months or longer.

•Average Unit Volumes (AUV) – represents the average sales of all company-operated shops which reported sales during the associated time period.

•EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – represents income (loss) from operations excluding franchise royalties and fees, franchise support, marketing and rent expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs, loss on Franchise Growth Acceleration Initiative activities and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

•Adjusted diluted EPS – represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our (i) future financial position and results of operations, (ii) business strategy, (iii) growth potential, (iv) expectations regarding inflation and the moderation in input costs, (v) intention to build further on our growth momentum in the coming quarters, (vi) expectation that we will make meaningful progress in Potbelly’s next phase of growth, including our franchise expansion, (vii)the strength of our digital channels, and (viii) second quarter 2023 and fiscal year 2023 outlook including our projections regarding AUVs, same-store sales, shop-level margin and adjusted EBITDA.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:

Lisa Fortuna or Ashley Gruenberg
Alpha IR Group
312-445-2870
PBPB@alpha-ir.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended
	March 26, 2023	% of Revenues	March 27, 2022	% of Revenues
Revenues
Sandwich shop sales, net	$116,947	98.9%	$97,431	99.2%
Franchise royalties, fees and rent income	1,323	1.1	790	0.8
Total revenues	118,270	100.0	98,221	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	32,620	27.9	27,308	28.0
Labor and related expenses	36,502	31.2	33,253	34.1
Occupancy expenses	13,310	11.4	13,845	14.2
Other operating expenses	20,484	17.5	18,105	18.6

(Percentages stated as a percent of total revenues)
Franchise support, rent and marketing expenses	591	0.5	120	0.1
General and administrative expenses	9,969	8.4	8,518	8.7
Depreciation expense	2,971	2.5	3,136	3.2
Pre-opening costs	22	NM	—	NM
Loss on Franchise Growth Acceleration Initiative activities	949	0.8	—	NM
Impairment, loss on disposal of property and equipment and shop closures	1,045	0.9	1,319	1.3
Total expenses	118,463	100.2	105,604	107.5
Loss from operations	(193)	(0.2)	(7,383)	(7.5)

Interest expense, net	667	0.6	327	0.3
Loss on extinguishment of debt	239	0.2	—	NM
Loss before income taxes	(1,099)	(0.9)	(7,710)	(7.8)
Income tax expense	105	NM	177	0.2
Net loss	(1,204)	(1.0)	(7,887)	(8.0)
Net income attributable to non-controlling interest	123	0.1	26	NM
Net loss attributable to Potbelly Corporation	$(1,327)	(1.1)%	$(7,913)	(8.1)%

Net loss per common share attributable to common stockholders:
Basic	$(0.05)		$(0.28)
Diluted	$(0.05)		$(0.28)
Weighted average shares outstanding:
Basic	28,907		28,396
Diluted	28,907		28,396
_______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended
	March 26, 2023	March 27, 2022
Net loss attributable to Potbelly Corporation, as reported	$(1,327)	$(7,913)
Impairment, loss on disposal of property and equipment and shop closures	1,045	1,319
Loss on extinguishment of debt(1)	239	—
Loss on Franchise Growth Acceleration Initiative activities(2)	949	—
Total adjustments before income tax	2,233	1,319
Income tax adjustments(3)	(322)	2,160
Total adjustments after income tax	1,911	3,479
Adjusted net income (loss) attributable to Potbelly Corporation	$584	$(4,434)

Adjusted net income (loss) attributable to Potbelly Corporation per share, basic	$0.02	$(0.16)
Adjusted net income (loss) attributable to Potbelly Corporation per share, diluted	$0.02	$(0.16)

Shares used in computing adjusted net income (loss) attributable to Potbelly Corporation per share:
Basic	28,907	28,396
Diluted	29,662	28,396

	For the Quarter Ended
	March 26, 2023	March 27, 2022
Net loss attributable to Potbelly Corporation, as reported	$(1,327)	$(7,913)
Depreciation expense	2,971	3,136
Interest expense, net	667	327
Income tax expense	105	177
EBITDA	$2,416	$(4,273)
Impairment, loss on disposal of property and equipment and shop closures	1,045	1,319
Stock-based compensation	911	675
Loss on extinguishment of debt(1)	239	—
Loss on Franchise Growth Acceleration Initiative activities(2)	949	—
Adjusted EBITDA	$5,560	$(2,279)

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended
	March 26, 2023	March 27, 2022
Loss from operations	$(193)	$(7,383)
Less: Franchise royalties, fees and rent income	1,323	790
Franchise support, rent and marketing expenses	591	120
General and administrative expenses	9,969	8,518
Pre-opening costs	22	—
Loss on Franchise Growth Acceleration Initiative activities(2)	949	—
Depreciation expense	2,971	3,136
Impairment, loss on disposal of property and equipment and shop closures	1,045	1,319
Shop-level profit [Y]	$14,031	$4,920
Total revenues	$118,270	$98,221
Less: Franchise royalties, fees and rent income	1,323	790
Sandwich shop sales, net [X]	$116,947	$97,431
Shop-level profit margin [Y÷X]	12.0%	5.0%

Potbelly Corporation
Consolidated Selected Balance Sheet Data & Selected Operating Data – Unaudited
(Amounts in thousands, except per share data)

	March 26, 2023	December 25, 2022
Selected Balance Sheet Data
Cash and cash equivalents	$25,596	$15,619
Restricted cash	749	—
Total assets	250,889	245,171
Current portion of long-term debt	1,250	—
Long-term debt, net of current portion	21,297	8,550
Total liabilities	246,533	240,898
Total equity	4,356	4,273

	For the Quarter Ended
	March 26, 2023	March 27, 2022
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	373	394
Franchise shops, end of period	53	46
Revenue Data:
Company-operated comparable store sales	22.2%	24.4%

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment relates to the loss recognized upon termination of the Company’s former credit agreement which was completed during the first quarter of 2023.

2)This adjustment includes net losses recognized during the period which relate to the Company’s Franchise Growth Acceleration Initiative, including net gains and losses on the sale of assets and fair value adjustments for assets classified as held-for-sale.

3)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.